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                                                                     EXHIBIT 4.8
                             AMENDED AND RESTATED

                          EMPLOYEE STOCK OPTION PLAN


     This Stock Option Plan was approved by the Board of Directors and shareholders of Hawkins Energy Corporation (the "Company") on August 8, 1989. The amendments to and restatement of this Plan were approved by the Board of Directors of the Company at a special meeting held March 27, 1996, and at the annual meeting of the shareholders of the Company held May 29, 1996.

     1.   Purpose:  The purpose of this Plan is to provide a means whereby
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selected key officers and employees of the Company and its subsidiaries may be given an opportunity to purchase stock in the Company pursuant to option grants. Options granted under this Plan are intended to be options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.
It is believed that the options provided for herein will assist the Company in developing strong top management and in attracting and retaining able key employees.

     2.   Administration.  The Plan shall be administered by a committee (the
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"Human Resources Committee") of the Board of Directors. The Human Resources
Committee shall construe and interpret the Plan and establish and amend rules and regulations for its administration. Any determination by the Human Resources Committee shall be final and binding upon all persons. The Human Resources Committee will determine which key officers and employees of the Company and its subsidiaries shall be granted options under this Plan and the number of shares for which an option or options shall be granted to such key officers and employees. Options granted under the Plan shall be evidenced by option agreements in either the form attached hereto as "Exhibit 1", or in such other form having such other terms and provisions as the Human Resources Committee shall determine. All such option agreements shall comply with and be subject to the terms and conditions of the Plan.
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No member of the Board of Directors shall be liable for any action or determinations made in good faith with respect to the Plan or any option granted under it.

          Notwithstanding anything in this Section 2 to the contrary, this Plan shall be administered, as to those directors, officers and key employees of the Company who are otherwise eligible to receive Options pursuant to Section 3 hereof and who are subject to the limitations of Section 16(b) of the Securities Exchange Act of 1934, as amended, ("Insiders") by a Special Stock Plan Committee (the "Special Committee") consisting of not less than two members of the Board of Directors each of whom shall be a "disinterested person" within the meaning of applicable rules and regulations promulgated by the SEC. The Special Committee shall be appointed, governed, indemnified and authorized as is the Human Resources Committee hereinabove described. However, the Special Committee shall have absolute discretion as to all matters concerning Insiders. The term "Committee," as used herein, shall refer to the Human Resources Committee or the Special Stock Plan Committee as the context requires.

     3.   Number of Shares and Eligible Persons:  Options may be granted from
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time to time under this Plan to such key officers and employees of the Company and its subsidiaries as are selected by the Committee. A person who is granted options hereunder is referred to hereinafter as an "Optionee". The aggregate number of shares initially available for issuance upon the exercise of options granted under the Plan is 130,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Such number of shares available for option grants under this Plan shall be increased automatically without further action by the Board of Directors or shareholders of the Company to that number which, when added to the number of shares subject to options granted under this and any other option plan(s) of the Company, equals eight percent (8%) of the number of outstanding shares of Common Stock at such time(s) after February 28, 1990 as the Company issues additional shares of its Common Stock (excluding for purposes of determining the number of
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available option shares and the time(s) of such automatic increases all shares of Common Stock issued pursuant to the exercise of options granted under this
Plan). An Optionee may hold more than one option hereunder, but only on the terms and subject to the restrictions set forth in this Plan. The shares issued hereunder may consist either of shares of the Company's authorized but previously unissued Common Stock or treasury shares. In the event any option for any reason ceases to be exercisable in whole or in part, the shares covered thereby, not previously purchased, shall again become available for the granting of options hereunder. In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, "split-up" or other change in the corporate structure or capitalization of the Company, the number of shares and the exercise price of shares subject to options then outstanding and the aggregate number of shares for which options may be granted hereunder shall be subject to appropriate adjustments.

     4.   Option Price:  The purchase price of the Common Stock under each
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option shall be determined by the  Committee but in any case may not be less than the Fair Market Value, as such term is defined in Paragraph 5 of this Plan, of a share of the Common Stock at the time of the grant of an option.

     5.   Certain Provisions of Options:  Each option shall be subject to the
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general provisions of the Plan and shall:

          (a) Not be exercisable after the expiration of forty years from the date on which such option is granted.

          (b) Provide that payment of the exercise price for the number of shares as to which the option is being exercised shall, at the Optionee's election, be by cash and in full on the date of exercise, by delivery of shares of Common Stock held by the Optionee for at least six months and having a Fair Market Value equal to the full amount of the exercise price, by the withholding by the Company from the shares of Common Stock issuable upon
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     any exercise of the option that number of shares having a Fair Market Value equal to such exercise price pursuant to a written election delivered to the Committee at least six months prior to the date of exercise, or by a combination of such methods, and further provide that (i) the Optionee will be required to pay the Company an amount necessary to satisfy federal, state and local income taxes incurred by the Optionee by reason of the exercise of an option or (ii) shares of Common Stock having a Fair Market Value on the date of payment of such taxes equal to the amount of such taxes may be withheld by the Company at the Optionee's written election so long as such election is delivered to the Committee either (i) at least six months prior to the date the amount of tax to be withheld is determined
     (the "Tax Date") or (ii) prior to the Tax Date and in any ten business day period beginning on the third business day following the release of the Company's quarterly or annual summary statement of sales and earnings. As used herein, "Fair Market Value" shall mean the closing price of a share of the Common Stock on the date as of which Fair Market Value is to be determined, which closing price shall be the last reported sales price regular way or, in case no such reported sales took place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common
     Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on NASDAQ; provided, however, that if the Common Stock is not traded in such manner that the prices or quotations referred to above are available, or if a majority of the members of the Committee in their sole discretion, shall determine that, because of the occurrence of events relating to the Company or its Common Stock, such closing price does not properly reflect the fair market value of a share of the Common Stock, Fair Market Value shall be
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     determined in good faith by the Committee (and the determination of the
     Committee shall be binding and conclusive).

          (c) Provide that the Committee may elect to cancel the option at any time due to serious actions of the Optionee deemed inimical to the best interests of the Company.

          (d) Be exercisable only (i) during such time as the Optionee remains in the employ of the Company or a subsidiary of the foregoing, (ii) within one year after termination of employment other than in accordance with the normal retirement policies of the Company, unless the Committee elects to cancel such option because of actions of the terminated employee deemed inimical to the best interests of the Company, or (iii) in the event of death, or disability (an Optionee shall be considered disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months) during employment, or the Optionee's retirement in accordance with the normal retirement policies of the Company, within one year from the date of such death, disability or retirement; provided, however, that in no event shall an option be exercisable after expiration thereof under subsection 5(a) above and, in the event of termination, death, disability or retirement, such option shall be exercisable only with respect to the portion thereof accrued to the date of such termination, death, disability or retirement, whichever is earlier.

          (e) Become exercisable in five equal annual installments, with the first installment accruing on the anniversary of the date of grant and with each successive installment accruing on the successive anniversary of the grant, or other date specified by the Committee, with accumulation privileges, unless the Committee shall specify otherwise at the time of the grant.
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          (f)  Be exercisable, in accordance with all the provisions of the Plan and from time to time at the written election of the Optionee. The written election shall specify the number of such shares as to which the option is being exercised, which number shall not exceed the number of unexercised shares then remaining under the terms of the option.

          (g) Provide that, as a condition to the exercise of any portion of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if in the opinion of counsel for the Company such a representation is required under the Securities Act of 1933, as amended, or any applicable law, regulation or rule of any governmental agency.

          (h)  Not be exercisable with respect to fractions of a share.

          (i) Except as set forth in this subparagraphs 5(i), (i) no Option or any other benefit under this Plan shall be transferable or assignable otherwise than by will or the laws of descent and distribution, and (ii) no Option shall be exercisable during the lifetime of the person to whom it was granted except by such person or such person's guardian or legal representative. An Optionee may assign his or her rights in Options to one or more members of his or her immediate family (spouse, children and parents) or to one or more trusts of which the only beneficiaries are the Optionee or members of his or her immediate family and the Optionee's assignees shall be entitled to exercise such Optionee's rights if, at the time of such assignment, such Optionee is not an Insider (provided, that this restriction shall be eliminated if so permitted under the rules promulgated by the SEC under Section 16 of the Securities Exchange Act of 1934, as amended, and the Committee approves in writing and in advance the assignment proposed by such Optionee.
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          (j)  Provide that no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to optioned shares, notwithstanding the exercise of an option, until the issuance of the stock certificates for such shares to the Optionee.

     6.   Changes in the Plan:  The Board of Directors may terminate this Plan
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at any time and may amend this Plan from time to time in such respects as the
Board may deem advisable, except that it may not:

          (a) Change the maximum period within which an option may be exercised; provided, however, that if the Company shall become a party to any merger or consolidation or shall sell or agree to sell all or substantially all of its assets, the Company's Board of Directors may amend the Plan to provide as follows :

               (i) That on the closing date of such sale or merger, all options held by Optionees of the Company which are not then exercisable shall become exercisable; and

               (ii) That after the expiration of a reasonable period of time, as fixed by the Board of Directors, subsequent to the said closing date, all option rights of Optionees under this Plan shall terminate.

          (b)  Change the number of shares subject to the Plan.

          Except as provided in Sections 5(c) and 6(a) above, no amendment or termination of the Plan shall, without the Optionee's written consent, alter or impair any of the rights or obligations under any option theretofore granted such Optionee under the Plan.

     7.   Date of Plan:  The date of this Plan and the date on which it shall
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become effective is August 8, 1989, being the date of its approval by the
Company's Board of Directors and shareholders.
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     8.   Registration and Reservation of Shares:  The Company, during the term
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of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body, having jurisdiction, such authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder shall release the Company of any liability in respect of non-issuance or sale of Common Stock as to which such requisite authority shall not have been obtained.

     9.   Awards Conditioned on Surrender of Outstanding Options:  The Committee
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may, in its discretion, make grants of options under the Plan which are conditioned upon the relinquishment by the Optionee of such options previously granted under the Plan or under any other option or compensation plan of the Company or a subsidiary of the Company as the Committee may specify.

     10.  Non-Exclusivity of Plan:  Neither the adoption of the Plan by the
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Board of Directors, nor the submission of the Plan to the shareholders of the
Company for approval, shall be construed as creating any limitation on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     11.  Duration of the Plan:  This Plan shall terminate when all options
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available for grant under this Plan shall have been granted and exercised, cancelled or lapsed.
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     IN WITNESS WHEREOF this Amended and Restated Employee Stock Option Plan has been adopted by the Board of Directors on the day and year first above written.

                                          HAWKINS ENERGY CORPORATION
ATTEST:


/s/Clifford S. Lewis                      By /s/ Thomas F. Ostrye
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Secretary                                    President
[SEAL]